Exhibit 99.01

Media Contact: Jen Bernier-Santarini MIPS Technologies, Inc. +1 408 530-5178 jenb@mips.com	Investor Contact: Bill Slater MIPS Technologies, Inc. +1 408 530-5200 ir@mips.com

MIPS Technologies Reports First Quarter Fiscal 2013 Financial Results

SUNNYVALE, Calif. – October 30, 2012 – MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry-standard processor architectures and cores for home entertainment, networking, mobile and embedded applications, today reported consolidated financial results for its first fiscal quarter of 2013 ended September 30, 2012. All financial results are reported in U.S. GAAP unless otherwise noted.

Summary First Quarter Fiscal 2013 Financial Metrics:

•	Revenue was $13.9 million
•	Licensee royalty units grew to 182 million units from 177 million units in Q4 ‘12
•	Non-GAAP net loss was $0.5 million or $0.01 per share
•	Cash and investment balances ended the quarter at $130.3 million

Fiscal first quarter revenue from royalties was $10.5 million compared to $10.6 million in the prior quarter.  License revenue was $3.4 million in the first fiscal quarter compared to $27.8 million, which included a license agreement for the rights to use MIPS’ patent license portfolio for $26.3 million in the prior quarter. The Company’s fiscal Q1’13 GAAP net loss was $4.3 million or $0.08 per share compared to fourth quarter of fiscal 2012 net income of $17.3 million and $0.31 per share, which included the patent license deal.

Non-GAAP net loss in the first quarter of fiscal 2013, which excludes certain stock and non-recurring charges, was $0.5 million or $0.01 per share, compared with fourth quarter of fiscal 2012 net income of $19.2 million or $0.35 per share, which included the patent license deal. The tables below provide a reconciliation of non-GAAP measures used in this press release to the corresponding GAAP results.

“In the quarter, we released our new interAptiv™ core to general availability, which contributed to our license and contract revenue. Going forward, we are continuing to explore our options around patent monetization and other opportunities for increasing shareholder value,” said Sandeep Vij, chief executive officer, MIPS Technologies.

MIPS Technologies invites you to listen to management’s discussion of Q1 2013 results in a live conference call beginning today at 1:45 p.m. Pacific:

•	Live webcast: visit www.mips.com/company/investor-relations/ for a link to the listen-only webcast
•	Live conference call: dial 312-470-0125; password: MIPS
•	Replay call (available for 30 days shortly following the end of the conference call): dial 402-220-5361; password: MIPS

An audio replay of the conference call will also be posted on the company’s website at www.mips.com/company/investor-relations/.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NASDAQ: MIPS) is a leading provider of industry-standard processor architectures and cores for home entertainment, networking, mobile and embedded applications. The MIPS architecture powers some of the world’s most popular products. Our technology is broadly used in products such as digital televisions, set-top boxes, Blu-ray players, broadband customer premises equipment (CPE), WiFi access points and routers, networking infrastructure and portable/mobile communications and entertainment products. Founded in 1998, MIPS Technologies is headquartered in Sunnyvale, California, with offices worldwide. For more information, contact (408) 530-5000 or visit www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward-looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements about future technology and growth. These forward-looking statements include MIPS Technologies’ expectation regarding improvements in financial results. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the ability of MIPS Technologies to realize anticipated results of its patent monetization strategy, the ability of MIPS Technologies to deliver and capitalize on the opportunities of its patent monetization strategy, the fact that there can be no assurance that our products will achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS’ ability to develop, introduce and market new products and product enhancements, the level of demand for semiconductors and end-user products that incorporate semiconductors and our ability to compete effectively with larger companies and other companies that are active in our markets. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

MIPS, interAptiv and MIPS-Based are trademarks or registered trademark of MIPS Technologies, Inc. in the United States and other countries.

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2012	June 30, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$95,941	$76,242
Short-term investments	34,392	34,642
Accounts receivable, net	2,591	27,044
Prepaid expenses and other current assets	2,186	1,793
Total current assets	135,110	139,721
Equipment, furniture and property, net	3,323	2,892
Goodwill	565	565
Other assets	11,542	11,962
Total assets	$150,540	$155,140
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,480	$2,578
Accrued liabilities	9,751	11,852
Deferred revenue	812	1,259
Total current liabilities	13,043	15,689
Long-term liabilities	9,621	9,815
Stockholders’ equity	127,876	129,636
Total liabilities and stockholders’ equity	$150,540	$155,140

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,
	2012	2011
Revenue:
Royalties	$10,473	$12,979
License and contract revenue	3,470	4,238
Total Revenue	13,943	17,217
Costs and expenses:
Cost of sales	362	261
Research and development	8,298	7,906
Sales and marketing	4,425	4,831
General and administrative	5,566	3,264
Total costs and expenses	18,651	16,262
Operating income (loss)	(4,708)	955
Other income, net	8	53
Income (loss) before income taxes	(4,700)	1,008
Provision (benefit) for income taxes	(374)	485
Net income (loss)	$(4,326)	$523
Net income (loss) per share, basic	$(0.08)	$0.01
Net income (loss) per share, diluted	$(0.08)	$0.01
Common shares outstanding, basic	53,699	52,660
Common shares outstanding, diluted	53,699	53,690

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(In thousands)

	Three Months Ended September 30,
	2012	2011
Operating activities:
Net income (loss)	$(4,326)	$523
Adjustments to reconcile net income to cash provided by (used in) operations
Depreciation	351	219
Stock-based compensation	1,864	1,541
Excess tax benefits from stock-based compensation	(168)	—
Amortization of intangible assets	189	126
Amortization of investment premium, net	123	142
Other non-cash charges	28	128
Changes in operating assets and liabilities:
Accounts receivable	24,454	(1,776)
Prepaid expenses	(249)	(241)
Other assets	671	874
Accounts payable	(182)	(580)
Accrued liabilities	(2,180)	(3,200)
Deferred revenue	(480)	(236)
Long-term liabilities	(498)	(112)
Net cash provided by (used in) operating activities	19,597	(2,592)
Investing activities:
Purchases of marketable securities	(16,857)	(15,546)
Proceeds from maturities of marketable securities	17,000	6,700
Capital expenditures	(595)	(405)
Net cash used in investing activities	(452)	(9,251)
Financing activities:
Net proceeds from issuance of common stock	372	422
Excess tax benefits from stock-based compensation	168	—
Net cash provided by financing activities	540	422
Effect of exchange rates on cash	14	21
Net increase in cash and cash equivalents	19,699	(11,400)
Cash and cash equivalents, beginning of period	76,242	69,202
Cash and cash equivalents, end of period	$95,941	$57,802

MIPS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) and
NET INCOME (LOSS) PER SHARE

(In thousands, except per share data)
(unaudited)

		Three Months Ended September 30, 2012	Three Months Ended June 30, 2012	Three Months Ended September 30, 2011
	GAAP net income (loss)	$(4,326)	$17,247	$523
	Net income (loss) per basic share	$(0.08)	$0.32	$0.01
	Net income (loss) per diluted share	$(0.08)	$0.31	$0.01
(a)	Stock-based compensation expense	1,864	1,790	1,541
(b)	Severance adjustment	44	197	312
(c)	Expenses related to stockholder activities	—	—	265
(d)	Expenses related to strategic opportunities	1,934	—	—
	Non-GAAP net income (loss)	$(484)	$19,234	$2,641
	Non-GAAP net income (loss) per basic share	$(0.01)	$0.36	$0.05
	Non-GAAP net income (loss) per diluted share	$(0.01)	$0.35	$0.05
	Common shares outstanding – basic	53,699	53,435	52,660
	Common shares outstanding – diluted	53,699	54,771	53,690

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income (loss) and net income (loss) per share excluding stock-based compensation expense, severance adjustment, expenses related to stockholder activities, and expenses related to strategic opportunities provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)
This adjustment reflects the stock-based compensation expense.  For the first quarter of fiscal 2013 ending September 30, 2012, $1.9 million stock-based compensation expense was allocated as follows: $683,000 to research and development, $499,000 to sales and marketing and $682,000 to general and administrative.  For the fourth quarter of fiscal 2012 ending June 30, 2012, $1.8 million stock-based compensation expense was allocated as follows: $650,000 to research and development, $468,000 to sales and marketing and $672,000 to general and administrative.  For the first quarter of fiscal 2012 ending September 30, 2011, $1.5 million stock-based compensation expense was allocated as follows: $463,000 to research and development, $496,000 to sales and marketing and $582,000 to general and administrative.

(b)
This adjustment reflects the severance to the Company’s former executives and employees.  For the first quarter of fiscal 2013 ending September 30, 2012, $44,000 was allocated to general and administrative.  For the fourth quarter of fiscal 2012 ending June 30, 2012, $85,000 was allocated to general and administrative and $112,000 was allocated to sales and marketing.  For the first quarter of fiscal 2012 ending September 30, 2011, $312,000 was allocated to sales and marketing.

(c)	This adjustment reflects the expenses in response to our activities and inquiries of Starboard Value LP allocated to general and administrative.

(d)
This adjustment reflects the expenses incurred in connection with the Company’s exploration of options related to patent monetization and other opportunities for increasing shareholder value allocated to general and administrative.

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